UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 24, 2021

Clarim Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39954	85-3812991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Fifth Avenue, Suite 1500

New York, NY 10016

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 636-7925

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	CLRMU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	CLRM	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	CLRMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 24, 2021, the board of directors (the “Board”) of Clarim Acquisition Corp. (the “Company”) appointed Kerry Washington to serve as a member of the Board’s second class of directors, as well as a member of the audit committee of the Board.

Kerry Washington Asomugha, is an actress, producer and director. In 2016, Ms. Washington founded and has since served as principal of Simpson Street Productions, Inc., a production company that has produced projects such as HBO’s “Confirmation”; “Five Points” on Facebook Watch; “Live in Front of a Studio Audience,” an ABC special; a film project “The Fight,” which debuted at Sundance, where Magnolia Pictures picked up the distribution rights; and its latest project, “Little Fires Everywhere,” a series that began streaming on Hulu in March 2020 and launched internationally on Amazon Prime, in May 2020. Since 2013, Ms. Washington has served as a creative consultant for Neutrogena and in 2021 she joined OPI, a beauty products company, as a brand ambassador. Ms. Washington has also been involved with many social and political causes, including her service on President Obama’s Committee on the Arts and Humanities. She currently serves as co-chair of Mrs. Obama’s “When We All Vote” campaign. In 2018, she joined the “Time’s Up” movement, together with Natalie Portman, America Ferrara and Reese Witherspoon. In 2016, she received the ACLU Bill of Rights Award and in 2015, she received the GLAAD Media Vanguard Award. In 2014, “Time” magazine included Ms. Washington on its annual “Time 100” list of the “Most Influential People in the World,” and in 2013, she was honored with the NAACP President’s Award, recognizing her special achievements in furthering the cause of civil rights and public service. She earned a bachelor’s degree from George Washington University in 1998. Ms. Washington is qualified to serve on the Board due to her extensive business experience and experience with consumer brands.

There are no family relationships between Ms. Washington and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Ms. Washington that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, on March 24, 2021, the Company and Ms. Washington entered into a certain indemnification agreement, which is substantially similar to the indemnification agreements entered into by the other directors in connection with the Company’s initial public offering.

In connection with the appointment, Ms. Washington has agreed to become a party to that certain letter agreement, dated January 28, 2021, by and among the Company, the Company’s directors and officers, and other certain securities holders (the “Letter Agreement”) and entered into a joinder to the Letter Agreement on March 24, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2021

CLARIM ACQUISITION CORP.

By:	/s/ James F. McCann
James F. McCann
Chief Executive Officer

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